Exhibit 99.1
FOR MORE INFORMATION, CONTACT:
PondelWilkinson Inc.
Rob Whetstone/Eileen Rauchberg
(310) 279-5980

NEWCARDIO APPOINTS RICAHRD D. BROUNSTEIN AS CHIEF FINANCIAL OFFICER

San Jose, Calif. – February 5, 2008 – NewCardio, Inc. (OTCBB:  NWCI) today announced the appointment of Richard D. Brounstein as chief financial officer.

“We are delighted that Rick has joined the NewCardio executive team," said Branislav Vajdic, Ph.D., NewCardio co-founder, president and chief executive officer.  “He brings more than 35 years of diverse financial leadership experience in the areas of financial management and corporate compliance, including most of the last 20 years in life sciences.  His breadth of knowledge and insights will be instrumental to NewCardio as we prepare for the next phase of our growth.”

Mr. Brounstein, 58, joins NewCardio from Calypte Biomedical Corporation where he held various senior positions since 2001, primarily as chief financial officer.  Prior to this, Brounstein served as chief financial officer for Certicom Corporation, a mobile and wireless software security company.   From 1997 to 2000, Mr. Brounstein was chief financial officer for VidaMed, Inc., a growth stage medical device company.  Previously experiences include Arthur Andersen as well as various treasury, CFO and corporate accounting management positions.

In March 2005, Mr. Brounstein was appointed to the Securities and Exchange Commission (SEC) Advisory Committee on Smaller Public Companies, where he represented micro-cap companies and companies in the life-sciences industry.  He also was instrumental in drafting the core language used in the SEC’s June 2007 Guidance Regarding Management’s Report [Section 404(a)] on Internal Controls.  He is on the task force of the Committee of Sponsoring Organizations of the Treadway Commission (COSO) Monitoring project, which seeks to develop a cost-effective tool for monitoring internal control as part of Sarbanes-Oxley (SOX).  He also chairs Financial Executives International’s (FEI) Monitoring Task Force, and is a director of The CFO Network, a financial advisory firm that offers SOX project management and part-time CFO services.

Mr. Brounstein is a Certified Public Accountant (CPA) and earned both his master of business administration degree in finance and his Bachelor of Arts degree in accounting from Michigan State University.

About NewCardio, Inc.

NewCardio’s software and hardware products and services are intended to improve the diagnosis and monitoring of cardiovascular disease (CVD), as well as cardiac safety assessment  of drugs under development .  The company’s 3-dimensional electrocardiogram (ECG) platform reduces the time and expense involved in assessing cardiac status while increasing the ability to diagnose clinically significant conditions previously difficult to detect.  NewCardio intends to initially compete in two large segments of the CVD diagnostic market: cardiac safety in drug development, and diagnostics.  For more information, visit www.newcardio.com.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding NewCardio's business that are not historical facts may be "forward-looking statements" that involve risks and uncertainties. Specifically, these statements include, but are not limited to those concerning the timing of regulatory approval or commercialization of its products or the achievement of clinical, regulatory or product development milestones. Forward-looking statements are based on management's current, preliminary expectations, and are subject to risks and uncertainties that could cause actual results to differ from the results predicted and which are included in the "Risk Factors" section of our most recent current report on Form 8-K/A. The current report was filed with the SEC on January 22, 2008 and is available on the SEC's website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. NewCardio undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

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